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                                                   SECURITIES AND EXCHANGE COMMISSION

                                                        Washington, D.C. 20549


                                                             ------------


                                                               FORM 8-K

                                           Current Report Pursuant to Section 13 or 15(d) of
                                                  the Securities Exchange Act of 1934

                                     Date of Report (Date of earliest event reported): November 16, 2006



                                                              Youbet.com, Inc.

                                                ----------------------------------------------

                                          (Exact name of registrant as specified in its charter)


                      Delaware                                   0-26015                               95-4627253
                  -----------------                         ---------------                        ------------------
                  (State or other                           (Commission File                        (I.R.S. Employer
                   jurisdiction of                           Number)                                Identification No.)
                   incorporation)



                                         5901 De Soto Avenue,                            91367
                                           Woodland Hills,
                                            California
                                 --------------------------------                     ------------
                              (Address of principal executive offices)                 (Zip Code)


                                                             (818) 668-2100
                                                         -----------------------
                                           (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.

As previously reported, on September 23, 2005, ODS Technologies, L.P. and ODS Properties, Inc., subsidiaries of Gemstar - TV Guide
International, doing business as Television Games Network (collectively, "TVG"), filed a Demand for Arbitration with the American
Arbitration Association in Delaware demanding payment by Youbet of purportedly underreported and underpaid amounts due to TVG under the terms of the license and content agreement, dated as of May 18, 2001 (the "Agreement"), from April 1, 2002 through March 31,
2005 in the alleged amount of $5,767,837.  TVG also sought certain declarative and injunctive relief.  In response, Youbet filed certain counter-claims against TVG.

On November 16, 2006, the arbitrator issued his Award.  Pursuant to the Award, Youbet is required to pay TVG net damages of
$997,438, after adjusting for Youbet's receipt of damages from TVG on its counter-claims in the amount of $89,834.  In addition,
Youbet must pay $144,000 of pre-award interest and $102,983 to reimburse TVG for the fees and expenses of its auditor, and TVG must pay $2,798 of pre-award interest.  As previously disclosed, Youbet has not reserved for the outcome of this arbitration.

Consistent with the declaratory relief sought by Youbet in these proceedings, the arbitrator ruled that:

o        a "TVG Exclusive Track" is a track that appears on Schedule 1.15 of the Agreement as to which (i) TVG has obtained exclusive rights and has provided written notice to Youbet, and (ii) TVG has not lost, or otherwise ceased to possess, such exclusive rights;

o        only those states in which one or more TVG Exclusive Tracks are located from time to time are deemed to be "TVG Exclusive
         States" under Section 4.2 of the Agreement;

o        if and to the extent a host fee set by a track in order to obtain the requisite consent of the horsemen is greater than the
         3% amount set forth in Schedule 1.3 of the Agreement, the increased host fee will be deemed to be the "Host Track Fee"
         under the Agreement;

o        the 8.5% cap under Section 1.3 of the Agreement includes the actual "Host Track Fee" and both  the TVG  license and transaction fees; previously, Youbet included only host fees and license fees as part of the payments subject to the 8.5%
         cap;

o        Youbet is not required to lose money on wagers that are subject to California's advance deposit wagering statute, and
         Youbet is not required to stop accepting California-based wagers to avoid losing money on such wagers; accordingly, after taking into account any transaction fees, state taxes and NTRA fees that may be payable in connection with such wagers,
         Youbet may reduce the license fees payable to TVG  to avoid losing money on such wagers;

o        host fees payable by Youbet to the TVG Exclusive Tracks should be the same amount payable by TVG to such tracks, which thereby allows Youbet the opportunity to increase the amount of host fees it pays to such tracks, without incurring any financial penalty by exceeding the 8.5% cap; and

o        transaction fees payable by Youbet are not subject to a $20 per month per customer cap, and the $2,500 transaction and subscription fee waiver applies only in the month during which the customer wagers in excess of $2,500, which is not consistent with how Youbet implemented the Agreement prior to the ruling by the Arbitrator.

The Arbitrator also denied TVG's claims that related to Youbet's mobile wireless activities, Youbet's second racing hub facility in
San Mateo, California, and the operations of Youbet's International Racing Group (IRG) subsidiary.

Pursuant to the rules of the American Arbitration Association, the Award is not appealable.  However, Youbet and TVG have 20 days from the date of the Award to request that the arbitrator correct any clerical, typographical or computational errors in the Award.

The foregoing description of the Award is a summary of the material findings of the Award and does not purport to describe all matters addressed in the Award.

Item 9.01.        Financial Statements and Exhibits.

                  (a)      Not Applicable.

                  (b)      Not Applicable.

                  (c)      Not Applicable.

                  (d)      Exhibit:

                           99.1     Press Release dated November 17, 2006.

                                                               SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                                     YOUBET.COM, INC.





Date: November 17, 2006                                          By: /s/ Gary W. Sproule
                                                                     -----------------------------
                                                                     Gary W. Sproule
                                                                     Chief Financial Officer

                                                                                                                    Exhibit 99.1
                                                           [GRAPHIC OMITTED]


FOR IMMEDIATE RELEASE

                                          ARBITRATOR DENIES THE MAJORITY OF TVG'S FINANCIAL,
                                          AND ALL OF ITS NON-FINANCIAL, CLAIMS AGAINST YOUBET

                                - Youbet's Views Prevail on Host and License Fees, Track Exclusivity -

Woodland Hills, CA, November 17, 2006 - Youbet.com, Inc. (NASDAQ:UBET) announced today that the arbitration of its dispute with TVG over alleged underpayment of fees under its license and content agreement from April 1, 2002 through March 31, 2005 concluded yesterday with a ruling that requires Youbet to pay less than $1.0 million of TVG's initial $5.8 million claim, plus TVG's royalty examination fees and expenses, and pre-award interest in the aggregate amount of approximately $250,000.  This payment, which is net of an approximate $90,000 payment TVG is required to make to Youbet because TVG was found to have violated Section 16(b) of the
Securities Exchange Act of 1934, will be made in Youbet's fiscal fourth quarter ending December 31, 2006.

In conjunction with the monetary ruling, the arbitrator upheld Youbet's understanding of the key provisions in the agreement regarding host, license and transaction fees, and the definition of TVG Exclusive Tracks.  The ruling also provides for adjustments in the calculation of fees that will benefit Youbet's business.

"The arbitrator's rulings clearly affirmed our implementation of the license and content agreement with TVG," said Youbet CEO
Charles F. Champion.  "From the onset, we had an obligation to defend ourselves against TVG's claims, and the non-financial claims were potentially more damaging to our ongoing value than the monetary claims.  At the same time, we had a series of important business principles to assert, and we were successful.

"Suffice it to say, we see the outcome as a victory for our shareholders and our racing partners," Champion said.  "With this ruling, our company is better positioned for the long-term, both financially and strategically.  In turn, that means we can continue to develop marketing programs where tracks and horsemen are equitably compensated for their content."

The Arbitrator also ruled that, to the extent that host fees set by tracks to obtain consents from horsemen exceed 3%, the overage is also to be counted against the 8.5% cap.  If total host, licensing and transaction fees exceed 8.5% of handle, then TVG's license fee is reduced accordingly.

TVG maintained that Youbet should pay license fees for any wagers placed by Youbet's customers on the tracks listed in the agreement, regardless of whether or not TVG had an exclusive arrangement in place with said track (such as Laurel Park and Pimlico
Racecourse). The arbitrator ruled that Youbet is only required to make payments on account of wagers on listed tracks that are in fact "exclusive", and only to the extent TVG continues to possess such exclusive rights.  Further, the ruling affords Youbet the ability to pay higher host fees to TVG Exclusive Tracks (as TVG has done in the past), with those additional payments being subject to the 8.5% cap.  As a result, the tracks and horsemen potentially benefit along with Youbet.

The arbitrator also ruled that Youbet can reduce license fees payable to TVG to avoid losing money on California-based wagers.  The ruling negated TVG's contention that Youbet had to accept money-losing wagers in order to pay TVG its full license fee.

The findings of the arbitration cannot be appealed.  However, Youbet and TVG have 20 days from the date of the ruling to ask the arbitrator to correct clerical or computational errors.

Youbet.com is a diversified provider of technology and pari-mutuel horse racing content for consumers through Internet and telephone platforms and is a leading supplier of totalizator systems, terminals and other pari-mutuel wagering services and systems to the pari-mutuel industry through its United Tote subsidiary.  Youbet.com's International Racing Group subsidiary is the only pari-mutuel rebate provider to be licensed by a U.S. racing regulatory jurisdiction.

Youbet.com's website offers members the ability to watch and, in most states, wager on the widest variety of horse racing content available worldwide.  Through this platform, Youbet offers members commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering, race replays, simultaneous multi-race viewing and value-added handicapping products.  Youbet.com's Players Trust (SM) revolutionized advanced deposit wagering by placing player deposits in the custody of a major U.S. financial institution.

The Youbet Advantage(TM) Player Rewards Program is the only player incentive program of its kind in the U.S. pari-mutuel market;
and Youbet's play-for-points racing education website - www.Youbet.net - is helping to attract new fans to racing.  Youbet.com is an official online wagering platform of Churchill Downs Incorporated and the Kentucky Derby and is the exclusive provider of horse racing content for CBS SportsLine.com.  More information on Youbet.com can be found at www.youbet.com.

This press release contains certain  forward-looking  statements.  Statements containing  expressions such as "may," "will,"
"project," "might," "expect,"  "believe,"  "anticipate,"  "intend,"  "could," "would,"  "estimate,"  "potential,"  "continue," or
"pursue," or the negative or other variations thereof or comparable terminology used in Youbet's press releases and in its reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements.  These forward-looking statements, which are included in accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of
1995, may involve known and unknown risks, uncertainties and other factors that may cause Youbet's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations.
These risks, uncertainties and other factors are discussed in Youbet's Form 10-K for the year ended December 31, 2005, as updated in Youbet's Forms 10-Q for the quarter ended June 30, 2006, and in Youbet's other filings with the Securities and Exchange
Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For further information contact:

Company                                     Media                                Investor Relations
Gary Sproule                                Hud Englehart                        Richard Land, Dave Jacoby
Chief Financial Officer                     Beacon Advisors                      Jaffoni & Collins
Youbet.com, Inc.                            312/222-5801                         212/835-8500
818/668-2100                                                                     ubet@jcir.com



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